 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2012, relating to the consolidated financial statements and financial statement schedule of Avistar Communications Corporation which appears in the Annual Report on Form 10-K of Avistar Communications Corporation for the year ended December 31, 2011.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

March 23, 2012